SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 17, 2009
ZAPATA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)
(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 — Corporate Governance and Management
Item 5.01 Changes in Control of Registrant
     On June 17, 2009, Malcolm I. Glazer, Linda Glazer, The Malcolm I. Glazer Family Limited Partnership (the “Glazer LP”), and Avram A. Glazer (collectively, the “Sellers”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Harbinger Capital Partners Master Fund I, Ltd., Global Opportunities Breakaway Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, the “Purchasers”), regarding the sale of shares of common stock of Zapata Corporation (the “Registrant”) held by the Sellers to the Purchasers pursuant to which: (i) the Glazer LP agreed to sell 9,813,112 shares; (ii) Linda Glazer agreed to sell 6,400 shares; (iii) Malcolm Glazer agreed to sell 28,052 shares; and (iv) Avram A. Glazer agreed to sell 41,120 shares, for a price per share of $7.50, or $74,165,130 in the aggregate. In each case, the shares to be sold constitute all of the shares of the Registrant’s common stock beneficially owned by the Sellers. The Share Purchase Agreement also covers the sale of 757,907 shares of common stock of the Registrant’s majority-owned subsidiary, Zap.Com Corporation (“Zap.Com”), to the Purchasers by the Glazer LP (707,907 shares) and Avram Glazer (50,000 shares) for the price of $2.00 in the aggregate.
     In addition, the Sellers have granted to Harbinger Capital Partners LLC (“Harbinger LLC”), the investor representative for the Purchasers, an irrevocable proxy to vote the shares of the Registrant’s common stock owned by the Sellers for the election of Avram Glazer and two designees of Harbinger LLC, Philip A. Falcone and Corrine J. Glass, to the Registrant’s Board of Directors at the Registrant’s 2009 Annual Meeting of Stockholders to be held on July 9, 2009. The common stock is the Registrant’s only outstanding class of stock as of the date of this Current Report on Form 8-K. As a result, the Purchasers may be deemed to beneficially own approximately 51.3% of the Registrant’s outstanding common stock and 1.5% of the outstanding shares of common stock of Zap.Com as of the date hereof. Additionally, as a result of this transaction a change in control of the Registrant may be deemed to have occurred.
     The 3,296,228 shares of the Registrant’s common stock to be acquired by Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”) under the Share Purchase Agreement may be deemed to be beneficially owned by (i) the Master Fund and (ii) Harbinger LLC, as the investment manager of the Master Fund, and each has shared voting power as to the 3,296,228 shares. The 3,296,228 shares of the Registrant’s common stock to be acquired by Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Situations Fund”) under the Share Purchase Agreement may be deemed to be beneficially owned by (i) the Special Situations Fund and (ii) Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), as the general partner of the Special Situations Fund, and each has shared voting power as to the 3,296,228 shares. The 3,296,228 shares of the Registrant’s common stock to be acquired by Global Opportunities Breakaway Ltd. (the “Global Fund”, together with the Master Fund and the Special Situations Fund, the “Funds”) under the Share Purchase Agreement may be deemed to be beneficially owned by (i) the Global Fund, (ii) Global Opportunities Breakaway Management, L.P. (“Breakaway Management”), as the investment manager of the Global Fund and (iii) Global Opportunities Breakaway Management GP, L.L.C. (“Breakaway Management GP”), as the general partner of Breakaway Management, and each has shared voting power as to the 3,296,228 shares. Additionally, the shares held by the Funds may be deemed to be beneficially owned by (i) Harbinger Holdings, LLC (“Harbinger Holdings”), as the managing member of each of Harbinger LLC and HCPSS, and (ii) Philip A. Falcone, as the managing member of Breakaway Management GP and Harbinger Holdings and portfolio manager of each of the Funds, and Harbinger Holdings has shared voting power as to 6,592,456 shares of the Registrant’s common stock to be acquired under the Share Purchase Agreement and Mr. Falcone has shared voting power as to 9,888,684 shares of the Registrant’s common stock to be acquired under the Share Purchase Agreement, constituting approximately 34.2% and 51.3%, respectively, of the Registrant’s outstanding common stock. The percentage of ownership is based upon the 19,276,334 shares of the Registrant’s common stock outstanding as of May 1, 2009. The purchase price for the shares is to be paid from the working capital of the Purchasers.
     The closing of the transaction is scheduled to take place two business days following the satisfaction or waiver of the closing conditions set forth in the Share Purchase Agreement. These include, but are not limited to the conditions that:

•	Harbinger LLC’s representatives shall have been elected to the Board of Directors of the Registrant and the following present directors shall have resigned: Avram A. Glazer, Edward S. Glazer, Darcie S. Glazer and Bryan G. Glazer;

•	the other Glazer Family members listed on the schedules to the Share Purchase Agreement, Bryan Glazer, Edward Glazer and Joel Glazer, shall have entered agreements with the Purchasers to sell their shares in the Registrant and such sale shall occur concurrently with the closing of the transactions contemplated under the Share Purchase Agreement.
Avram Glazer has also agreed to terminate his stock options, if any, in the Registrant and Zap.Com without cost.
     The Share Purchase Agreement also requires that the Sellers not take, and requires them to cause the Registrant not to take, certain actions regarding the Registrant and its subsidiaries. These include, but are not limited to, the following:
•	operate or take any action outside the ordinary course of business;

•	declare, pay or set aside funds for the payment of any dividends or any other distribution;

•	change the Registrant’s or its subsidiaries’ authorized capital stock;

•	amend the Articles of Incorporation or bylaws of the Registrant or its subsidiaries;

•	grant any registration rights;

•	purchase, retire or redeem any shares of any capital stock of the Registrant or its subsidiaries;

•	enter into or amend the terms of any transactions between the Registrant or any of its subsidiaries and any immediate family member, affiliate or associate of the Sellers;

•	sell, lease, or otherwise dispose of any asset or property of the Registrant or its subsidiaries;

•	enter into any loan, mortgage or pledge, or impose any lien or other encumbrance on any assets of the Registrant or its subsidiaries; or

•	enter into any agreement or commitment to do any of the foregoing.
     The Share Purchase Agreement also provides that no Seller shall (1) vote on or consent to any matter in his or its capacity as a stockholder of the Registrant or Zap.Com except as specifically contemplated by the Share Purchase Agreement, or (2) take any action as a member of the Board of Directors of the Registrant or Zap.Com other than an action (x) that will not result in a failure of any closing conditions of the Share Purchase Agreement and (y) such Seller is advised by counsel he or she must take such action or be in breach of his or her fiduciary duty as a director.
     The information in this Current Report on Form 8-K relating to the Share Purchase Agreement and the beneficial ownership of the Registrant’s shares and Zap.Com shares by the Purchasers and the Sellers is based solely on the Schedule 13D’s filed with the Securities and Exchange Commission by the Glazer LP, Malcolm Glazer, Linda Glazer and related beneficial owners on June 19, 2009 and by the Purchasers and related beneficial owners on June 19, 2009, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPATA CORPORATION
Date: June 23, 2009	By:	/s/ Leonard DiSalvo
	Name:	Leonard DiSalvo
	Title:	Vice President - Finance and CFO